Exhibit 10.9

WORLD MONITOR TRUST III

TRADING ADVISORY AGREEMENT

TUDOR INVESTMENT CORPORATION

This TRADING ADVISORY AGREEMENT (“Agreement”), made as of the 26th day of March, 2010, by and among WORLD MONITOR TRUST III – Series J (hereafter, “Series J”), a separate series of World Monitor Trust III, a Delaware statutory trust (the “Trust”), KENMAR PREFERRED INVESTMENTS CORP., a Delaware corporation (the “Managing Owner”), and TUDOR INVESTMENT CORPORATION, a corporation organized under the laws of the State of Delaware (the “Trading Advisor”).

W I T N E S S E T H :

WHEREAS, the Trust has been organized to trade, buy, sell or otherwise acquire, hold or dispose of foreign exchange financial instruments, currencies, futures and any rights pertaining thereto and any options thereon and to engage in all activities incident thereto (the foregoing forms of investment being collectively referred to herein as “Financial Instruments”);

WHEREAS, the Managing Owner is the managing owner of the Trust; and

WHEREAS, the Trust is making a private offering pursuant to Regulation D under the Securities Act of 1933, as amended (the “1933 Act”) of beneficial interests (the “Offering”) in the Trust (the “Interests”) evidenced by different series of Interests (each, a “Series”) and in connection therewith, the Trust has prepared a Confidential Private Placement Memorandum and Disclosure Document (the “Memorandum”) for the offering of Series J Interests; and

WHEREAS, the Managing Owner is authorized to utilize the services of one or more professional commodity trading advisors in connection with the Financial Instruments trading activities of Series J; and

WHEREAS, the Trading Advisor is registered as a commodity trading advisor under the United States Commodity Exchange Act, as amended (the “CE Act”), and is a member of the National Futures Association (the “NFA”) as a commodity trading advisor and will maintain such registration and membership for the term of this Agreement; and

WHEREAS, Series J and the Managing Owner desire the Trading Advisor to enter into this Agreement and, upon the terms and conditions set forth herein, to act as a trading advisor in Series J and to make Financial Instrument trading decisions for Series J with respect to Series J’s assets allocated to the Trading Advisor for management using the Trading Advisor’s Tudor Mercis Program (the “Program”) in an account at Newedge USA, LLC (the “Account”), and the Trading Advisor desires so to act; and

WHEREAS, the Trading Advisor is engaged in the business of making trading decisions on behalf of investors in the purchase and sale of certain Financial Instruments.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1.	Undertakings of the Trading Advisor

(a) Furnish Information for the Memorandum. The Trading Advisor agrees:

(i) to provide, with respect to the Program, a description of its trading methods and strategies, models utilized thereby, principals, risk factors, conflicts, performance information and other information that the Managing Owner determines in its reasonable discretion (collectively, “Trading Advisor Information”) are required (A) to be included in the Memorandum or (B) to comply with any applicable law, rule or regulation of any regulatory authority having jurisdiction over Series J, the Managing Owner or the Trading Advisor; and

(ii) to otherwise cooperate with the Managing Owner and its designees (A) in preparing the Memorandum and any documents filed with the authorities of any jurisdiction or regulatory authority and (B) in complying with any law, rule, or regulation, including but not limited to cooperating with and furnishing actual performance data of any account that is traded pursuant to the Program or a program that is substantially similar to the Program and any other accounts with respect to which the Trading Advisor may not claim an exemption from certain regulations under Rules 4.7 or 4.13 of the CE Act and other information to the Managing Owner and its designees in connection with any due diligence or other investigation which may be conducted at any time and from time to time (subject to the need to preserve the secrecy of proprietary information concerning such trading systems, methods, models, strategies, and formulae).

(b) Update Information in the Memorandum. Trading Advisor Information in the Memorandum is intended to be current as of the date thereof. The Trading Advisor shall update the Trading Advisor Information when reasonably requested by the Managing Owner. If, after the Memorandum shall have been first used for solicitation purposes and while Interests in Series J shall continue to be offered and sold, the Trading Advisor shall become aware of any materially untrue or misleading statement of fact or any omission of a material fact concerning the Trading Advisor Information in the Memorandum or of the occurrence of any event or change in circumstances which shall have resulted or could result in there being any such materially untrue or misleading statement of a material fact or any such omission of a material fact, the Trading Advisor immediately shall inform the Managing Owner and cooperate with the Managing Owner and its designees in the preparation of any necessary amendments or supplements to the Memorandum.

(c) Performance Reporting. During the term of this Agreement, the Trading Advisor shall provide the Managing Owner on a monthly basis within thirty (30) days after the end of each month, in a form to be provided by the Managing Owner, with the estimated actual performance, on a monthly, year-to-date and since inception basis, of the Account and any other account managed by the Trading Advisor or its affiliates that is traded pursuant to the Program or a program that is substantially similar to the Program since the last date at which the Trading Advisor has updated its performance data and through the last day of the preceding month.

(d) Access to Books and Records. Upon notice to the Trading Advisor, Series J, the Managing Owner and their affiliates shall have the right during normal business hours of the Trading Advisor and at such time or times as the parties may mutually agree to have access to and to inspect and copy such books and records as may enable them to verify the accuracy and completeness of or to supplement as necessary the data furnished by the Trading Advisor pursuant to Section 1(c) of this Agreement or to take reasonable measures to verify compliance with the terms of this Agreement (subject, in each case, to the need to preserve the secrecy of proprietary information concerning such trading systems, methods, models, strategies, and formulae and of customer names and other identifying information).

(e) Marketing of the Interests. Neither the Trading Advisor nor its employees, affiliates, or agents, the stockholders, directors, officers, employees, principals, affiliates, or agents of such affiliates, or their respective successors or assigns shall use, publish, circulate, or distribute the Memorandum (including any amendment or supplement thereto) or any related solicitation material nor engage in any marketing, sales, or promotional activities in connection with the offering of Interests, which shall solely be the responsibility of the Managing Owner and/or its affiliates; provided, however, that the Trading Advisor may identify the Managing Owner or its affiliates as operators or promoters of Series J and such identification shall not be deemed to be marketing, sales or promotional activities.

(f) Management of Other Accounts. During the term of this Agreement, the Trading Advisor and its officers, members, employees, and affiliates shall be free to advise other investors as to the purchase and sale of Financial Instruments, to manage and trade other investors’ Financial Instrument accounts, and to trade for and on behalf of their own proprietary Financial Instrument accounts. The Trading Advisor and its officers, members, employees, and affiliates may take such action with respect to any of its other accounts (including other managed accounts) under its or their management so long as it is the Trading Advisor’s policy, to the extent practicable, to allocate investment opportunities to the Account over a period of time on a fair and equitable basis relative to other managed accounts using the Program.

(g) Availability of Reports. At the request of Series J or the Managing Owner, the Trading Advisor and its officers, members, employees, and affiliates promptly shall make available to Series J and the Managing Owner copies of the normal monthly and annual, as the case may be, written reports reflecting the performance of accounts advised, managed, owned, or controlled by the Trading Advisor and its officers, members, employees, and affiliates that are traded pursuant to the Program or a program that is substantially the same as the Program (subject to the need to preserve the secrecy of customer names and other identifying information). At the request of Series J or the Managing Owner, the Trading Advisor promptly shall deliver to Series J and the Managing Owner a satisfactory written explanation, in the judgment of Series J, of differences, if any, in the performance between Series J’s Account and other accounts traded pursuant to the Program or a program that is substantially similar to the Program. Notwithstanding the foregoing, the Managing Owner and Series J agree and accept that the investment performance of Series J’s Account may differ from the investment performance of other accounts, if any, traded pursuant to the Program or a program that is substantially similar to the Program due to: (i) the Allocated Assets falling below the minimum target size specified in Section 6(d)(ii)(G); (ii) the frequency and timing of additions and withdrawals of Allocated Assets; (iii) different management, incentive and counterparty fees and costs associated with the Account; (iv) relative differences in account balances which could result in different relative position sizes and rounding errors due to the standardized sizes of certain instruments traded; (v) trading following additions or withdrawals of capital to an account; (vi) tax, legal or regulatory requirements, including the need to trade different instruments due to such requirements; (vii) restrictions on the use of securities or exclusion of instruments and/or certain trading models; (viii) different cash management and foreign exchange hedging strategies, the fees associated with managing cash assets and the amount of interest earned with respect to such cash assets; (ix) periodic rebalancing of the Account and any other accounts employing any of the strategies or models utilized by the Account; (x) any actions taken pursuant to Section 7(b); (xi) any instructions and restrictions imposed by the Managing Owner or Series J; and (xii) any instructions and restrictions imposed by any of Series J’s brokers or counterparties. For the avoidance of doubt, the Trading Advisor may engage in post-execution allocation of bunched orders placed by the Trading Advisor.

(h) Portfolio Manager. The Trading Advisor’s manager for Series J shall be Steve Evans (the “Portfolio Manager”) and the Trading Advisor’s Systematic Trading Group, under the oversight of the Portfolio Manager, shall be responsible for all investment and trading activity of Series J hereunder on behalf of the Trading Advisor. The Trading Advisor will notify the Managing Owner promptly if the

Portfolio Manager either (i) dies, (ii) is adjudicated incompetent or becomes disabled, (iii) otherwise ceases to be active in the affairs of the Trading Advisor, or (iv) ceases being employed by the Trading Advisor.

(i) Non-Solicitation. The Trading Advisor agrees that neither it nor its affiliates will take any steps to knowingly solicit Series J’s direct investors for any investment in a fund or account traded by the Trading Advisor pursuant to the Program or any program that is substantially similar to the Program; provided, however, that this Section 1(i) shall not apply to any investor in Series J with whom the Trading Advisor or its agents had a relationship prior to the date of this Agreement, including, without limitation, a current or former investor in any fund or account advised by the Trading Advisor or to communications with investors following unsolicited inquiries by such investors who are not known by the Trading Advisor to be Series J investors at the time of such unsolicited inquiry.

2.	Duties of the Trading Advisor

(a) Allocated Assets and Trading Policies. Upon the funding of the Account by Series J for the Trading Advisor, the Trading Advisor shall act as a trading advisor for the Account. Except as provided otherwise in this Section 2, the Trading Advisor shall have sole and exclusive authority and responsibility for directing the investment and reinvestment of the Trading Advisor’s Allocated Assets (as defined below) in Financial Instruments pursuant to and in accordance with the Trading Advisor’s trading systems, methods, models, strategies, and formulae as in effect on the date of this Agreement, and as refined and modified from time to time in the future in accordance herewith, for the period and on the terms and conditions set forth herein and in accordance with Series J’s trading policies as from time to time in effect, as described in the Memorandum. As used in this Agreement, the Trading Advisor’s “Allocated Assets” shall mean the nominal assets committed by Series J in writing to the Account, and, in the event not so notified by Series J, as adjusted for any profits and losses of the Account resulting from all transactions realized and unrealized, with respect to the trading program of the Trading Advisor described in the Trading Advisor’s Disclosure Document (as defined in Section 2(c)). The initial Allocated Assets shall be set forth in the trading authorization described in Section 2(d). Allocated Assets may be increased at any time by the Managing Owner with the consent of the Trading Advisor and may be decreased at any time (including to zero) in the sole discretion of the Managing Owner or Series J; provided that the Managing Owner shall notify the Trading Advisor in writing of any such change in Allocated Assets by at least 11:00am EST of the preceding business day by emailing the Trading Advisor at the following address: managed-account-activity@tudor.com. The Managing Owner shall notify the Trading Advisor in writing of the Allocated Assets for a particular month by emailing the Trading Advisor two (2) business days prior to the end of the preceding month at the following address: managed-account-activity@tudor.com.

Allocated Assets may be decreased at any time by the Trading Advisor upon not less than twenty (20) days’ prior written notice.

The Trading Advisor shall give Series J prompt written notice of any proposed material change to the Program, it being understood that the Trading Advisor shall be free to institute non-material changes in its Program (as applied to Series J) without prior written notification. For purposes of the foregoing, a material change to the Program shall include any material deviation from the Disclosure Document or any change in the strategies (but not the Financial Instruments or models) used by the Trading Advisor for the Program. Without limiting the generality of the foregoing, refinements to the Program, and the deletion (but not the addition) of Financial Instruments (other than the addition of Financial Instruments then being traded (i) on organized domestic exchanges, (ii) on foreign exchanges recognized by the Commodity Futures Trading Commission (“CFTC”) as providing customer protections comparable to those provided on domestic exchanges, or (iii) in the interbank foreign currency market) to or from the

Program, and variations in the leverage principles and policies utilized by the Trading Advisor, shall not be deemed a material change in the Program, and prior approval of Series J shall not be required therefore. The Trading Advisor shall use reasonable efforts to give Series J at least ten (10) business days’ prior written notice of any material change to the Program. Series J acknowledges and agrees that the above requirement to give Series J notice may result in Series J’s Account being traded differently from other clients’ accounts traded pursuant to the Program or accounts utilizing the systems or models utilized in the Program until the expiration of such ten (10) business day period.

(b) Brokerage Confirmation and Reports. Series J will instruct its brokers and counterparties to furnish the Trading Advisor with copies of all trade confirmations, daily equity runs, and monthly trading statements relating to the Allocated Assets. The Trading Advisor will maintain records and will monitor all open positions relating thereto; provided, however, that the Trading Advisor shall not be responsible for any errors by Series J’s brokers or counterparties. The Trading Advisor shall, at Series J’s request, make a good faith effort to provide Series J with copies of all trade confirmations, daily equity runs, monthly trading reports or other reports sent to the Trading Advisor by Series J’s commodity broker regarding Series J, and in the Trading Advisor’s possession or control, as Series J deems appropriate if Series J cannot obtain such copies on its own behalf. Upon request, Series J will provide the Trading Advisor with accurate information with respect to the Allocated Assets.

(c) Errors. The Trading Advisor shall have the obligation to notify immediately the appropriate broker and/or floor broker and/or dealer and the Managing Owner of any uncured material error committed by the Trading Advisor or its employees, affiliates, agents, or their respective successors or assigns. The Trading Advisor’s current policy is to do an initial reconciliation on the applicable trade date (where possible) of all trades executed for the Account and to do a further reconciliation on “T+1.” If during the course of any such reconciliation the Trading Advisor determines that any transaction for the Account was not executed in accordance with the Trading Advisor’s instructions, the Trading Advisor will immediately notify the relevant broker of any such error, will utilize its reasonable efforts to cause the error or discrepancy to be corrected, and will notify the Managing Owner and Series J of any error that is not promptly corrected.

(d) Delivery of Disclosure Document. The Trading Advisor has delivered to the Managing Owner and Series J a disclosure document attached hereto as Exhibit A describing the trading strategy to be used with respect to the Trading Advisor’s management of the Account (the “Disclosure Document”). In connection therewith, the Managing Owner understands that, the trading strategy utilized by the Program has not traded in Series J and is a new program as of January 1, 2010. During the term of this Agreement, the Trading Advisor shall update the Disclosure Document from time to time and as may be reasonably requested by the Managing Owner.

(e) Trading Authorization.

(i) Prior to Series J’s acceptance of trading advice from the Trading Advisor in accordance with this Agreement, to enable the Trading Advisor to exercise fully its discretion and authority as provided herein, Series J shall deliver to the Trading Advisor a trading authorization appointing the Trading Advisor Series J’s agent and attorney-in-fact with full power and authority for, and without the need for further approval of, Series J and on Series J’s behalf to buy, sell and otherwise deal in assets and contracts relating to the Account and setting forth the initial Allocated Assets. Series J further grants to the Trading Advisor as Series J’s agent and attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of the powers set forth in this Agreement as fully as Series J might or could do if personally present.

(ii) The Managing Owner may terminate the Trading Advisor’s power-of-attorney hereunder at any time upon written notice to the Trading Advisor; provided, however, that upon any such termination the Trading Advisor shall cease to have any responsibility or liability whatsoever for any losses sustained by Series J or any other party.

(f) Trading Records. The Trading Advisor shall send to the Managing Owner or its delegee (including the Administrator) copies of all trades made by the Trading Advisor on behalf of the Account in a form agreeable to the Managing Owner by the end of the Trading Advisor’s trading day on the day such trades are made.

(g) Notices. The Trading Advisor will notify the Managing Owner orally (to be confirmed in writing) promptly following the occurrence of any of the following events:

(i) The Trading Advisor modifies or revises the performance numbers of the Account or any other account traded by the Trading Advisor pursuant to the Program or any program that is substantially similar to the Program so that there is a material difference between the previous numbers reported to the Managing Owner and the revised numbers;

(ii) The Trading Advisor merges, consolidates with, or sells or otherwise transfers its advisory business, all or a substantial portion of its assets, all or any portion of its Program or its goodwill;

(iii) The Trading Advisor becomes bankrupt or insolvent;

(iv) The Trading Advisor is unable to use any material part or aspect of its Program; or

The Trading Advisor’s registration with the CFTC or other regulatory organization or membership in a self-regulatory organization having jurisdiction over the Trading Advisor’s trading on behalf of Series J, if any, as applicable, is revoked, suspended, terminated or not renewed, or materially limited, conditioned, restricted or qualified.

3.	Trading Advisor Independent

For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and, unless otherwise expressly provided herein or with the prior written authorization of the Managing Owner, the Trading Advisor shall have no authority to act for or represent the Managing Owner, its affiliates, officers, directors or employees in any way and shall not otherwise be deemed to be an agent of the Managing Owner. Nothing contained herein shall create or constitute the Trading Advisor and any other trading advisor or advisors for Series J or the Managing Owner as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other.

4.	Fees

In consideration of and in compensation for the performance of the Trading Advisor’s services under this Agreement, the Trading Advisor shall receive from Series J a monthly management fee (the “Management Fee”) and a quarterly incentive fee (the “Incentive Fee”) as follows:

(a) The Trading Advisor shall be paid a Management Fee equal to  1/12% of 2.0% (0.1666667) of Allocated Assets determined as of the close of business on the last day of each month (an annual rate of 2.0%). For purposes of determining the Management Fee, any distributions, redemptions, or reallocation of the Allocated Assets made as of the last day of a month shall be added back to the Allocated Assets and there shall be no reduction for (i) any accrued but unpaid Incentive Fees due the Trading Advisor under paragraph (b) below for the period in which such fees are being computed, or (ii) any accrued but unpaid extraordinary expenses (as defined in the Fifth Amended and Restated Declaration of Trust and Trust Agreement, as the same may be amended from time to time (the “Trust Agreement”)) (unless such extraordinary expenses are specifically related to the Account managed by the Trading Advisor). The Management Fee determined for any month in which the Trading Advisor manages the Allocated Assets for less than a full month shall be pro rated, such proration to be calculated on the basis of the number of days in the month the Allocated Assets were under the Trading Advisor’s management as compared to the total number of days in such month, with such proration to include appropriate adjustments for any reallocation of Allocated Assets.

(b) The Trading Advisor shall be paid an Incentive Fee equal to twenty percent (20%) of “New High Net Trading Profits” (as hereinafter defined) generated on the Allocated Assets as of the close of business on the last day of each calendar quarter (the “Incentive Measurement Date”).

New High Net Trading Profits (for purposes of calculating the Trading Advisor’s Incentive Fee only) shall be computed as of the Incentive Measurement Date and shall include such profits (as outlined below) since the immediately preceding Incentive Measurement Date (each an “Incentive Measurement Period”).

New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from trading the Allocated Assets during such period (including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) and shall be calculated after the determination of (reduction for) the fees charged to Series J for brokerage commissions, Series J’s transaction fees, costs attributable to the Allocated Assets or its trading activities (including without limitation exchange fees and NFA fees), the Trading Advisor’s Management Fee, the operating expenses related to the Allocated Assets, and any extraordinary expenses paid during an Incentive Measurement Period which are specifically related to the Account managed by the Trading Advisor, but before deduction of any Incentive Fees payable during the Incentive Measurement Period. New High Net Trading Profits shall not include interest earned or credited on the Allocated Assets.

New High Net Trading Profits shall be generated only to the extent that the Trading Advisor’s cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by the Trading Advisor as of a previous Incentive Measurement Date. Except as set forth below, net losses from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs or if this Agreement is terminated at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution or termination shall be treated as if it were an Incentive Measurement Date,. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to Series J in an Incentive Measurement Period, distributions or redemptions paid or payable by Series J during an Incentive Measurement Period, as well as losses, if any, associated with redemptions, distributions, and reallocations of assets during the Incentive Measurement Period and prior to the Incentive Measurement Date (i.e., to the extent that assets are allocated away from the Trading Advisor (through redemptions, distributions or allocations caused by Series J), any loss carry-forward attributable to the Trading Advisor shall be reduced proportionately to reflect that the value of the assets allocated away from the Trading Advisor comprises the value of the Allocated Assets prior to such allocation away from the Trading Advisor by an amount equal to the product obtained by multiplying (i) the balance of such remaining loss carry-forward by (ii) a fraction, the numerator of which is the amount of assets allocated away from the Trading Advisor and the denominator of which is the Allocated Assets immediately prior to the allocation away from the Trading Advisor). In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

(c) Timing of Payment. Management Fees and Incentive Fees shall be paid generally within fifteen (15) business days following the end of the period for which they are payable. If an Incentive Fee shall have been paid by the Trust to the Trading Advisor in respect of any calendar quarter and the Trading Advisor shall incur subsequent losses on the Allocated Assets the Trading Advisor shall nevertheless be entitled to retain amounts previously paid to it in respect of New High Net Trading Profits.

(d) Fee Data. Series J will provide the Trading Advisor with the data used by Series J to compute the foregoing fees generally within fifteen (15) business days of the end of the relevant period.

(e) Third Party Payments. Neither the Trading Advisor, nor any of its officers, directors, employees or stockholders, shall receive any commissions, compensation, remuneration or payments whatsoever from any broker with which Series J carries an account for transactions executed in the Account.

5.	Brokers; Floor Broker; Dealers; Counterparties

(a) Brokers, Dealers and Counterparties. The Trading Advisor shall place orders for all transactions for the Account through such broker, dealer, counterparty or brokers, dealers and counterparties as determined by the Trading Advisor and subject to approval by the Managing Owner, such approval not to be unreasonably withheld. Such orders shall be settled at a broker, dealer and/or counterparty as the Managing Owner shall direct from time to time subject to approval by the Trading Advisor, such approval not to be unreasonably withheld.

(b) Floor Brokers. Notwithstanding Section 5(a) of this Agreement, the Trading Advisor may place orders for Financial Instrument transactions for the Account through exchange floor brokers selected by the Trading Advisor, provided that in each such case the Managing Owner shall have given its prior written approval of the floor brokers that the Trading Advisor may use for Series J, such approval not to be unreasonably withheld.

6.	Term and Termination

(a) Term. This Agreement shall commence on the date hereof and, unless sooner terminated pursuant to paragraphs (b), (c) or (d) of this Section 6, shall continue in effect until the close of business on the last day of the month ending twelve (12) full months following the date hereof. Thereafter, unless this Agreement is terminated pursuant to paragraphs (b), (c) or (d) of this Section 6, this Agreement shall be renewed automatically on the same terms and conditions set forth herein for successive additional twelve-month terms, each of which shall commence on the first day of the month subsequent to the conclusion of the preceding term. Subject to Section 6(d)(i)(B) hereof, the automatic renewal(s) set forth in the preceding sentence hereof shall not be affected by (i) any allocation of the Allocated Assets away from the Trading Advisor pursuant to this Agreement, or (ii) the retention of other trading advisors following a reallocation, or otherwise.

(b) Termination Upon Dissolution or Decline in Allocated Assets. This Agreement shall terminate automatically in the event that Series J is dissolved. In addition, Series J or the Managing Owner may terminate this Agreement, upon providing written notice to the Trading Advisor, if the Allocated Assets decline as of the end of any business day by at least 40% from the Allocated Assets (i) as of the date hereof, or (ii) as of the first day of any calendar year, as adjusted in each instance on an ongoing basis by (A) any decline(s) in the Allocated Assets caused by distributions, redemptions, reallocations, and withdrawals, and (B) additions to the Allocated Assets caused by additional allocations.

(c) Optional Termination Right of Series J. This Agreement may be terminated at any time at the election of Series J in its sole discretion upon at least fifteen (15) days’ prior written notice to the Trading Advisor. This Agreement may also be terminated upon prior written notice, appropriate under the circumstances, to the Trading Advisor in the event that: (i) Series J determines in good faith that the Trading Advisor is unable to use its agreed upon Program to any material extent, as such Program may be refined or modified in the future in accordance with the terms of this Agreement for the benefit of Series J; (ii) the Trading Advisor’s registration as a commodity trading advisor under the CE Act or membership as a commodity trading advisor with the NFA is revoked, suspended, terminated or not renewed; (iii) Series J determines in good faith that the Trading Advisor has failed to conform, to (A) any of Series J’s trading policies and limitations, or (B) the Program; (iv) there is an unauthorized assignment of this Agreement by the Trading Advisor; (v) the Trading Advisor dissolves, merges or consolidates with another entity, or sells a substantial portion of its assets, or a change in any material respect in any portion of the Program utilized by the Trading Advisor for Series J, without the consent of Series J; (vi) the death, incapacity or disability of Steve Evans; (vii) the Trading Advisor becomes bankrupt or insolvent; (viii) there is a material breach of this Agreement by the Trading Advisor and, after giving written notice to the Trading Advisor which identifies such material breach, such material breach has not been cured within 10 days following receipt of such notice by the Trading Advisor; or (ix) for any other reason, Series J determines in good faith that such termination is essential for the protection of Series J, including without limitation a good faith determination by Series J that the Trading Advisor has breached a material obligation to Series J under this Agreement relating to the trading of the Allocated Assets.

(d) Optional Termination Right of Trading Advisor. This Agreement may be terminated:

(i) At any time at the discretion of the Trading Advisor, upon at least fifteen (15) days’ prior written notice in the event that: (A) Series J imposes additional trading limitation(s) which the Trading Advisor does not agree to follow in its reasonable discretion in its management of the Allocated Assets; (B) Series J elects to have the Trading Advisor use a different trading approach in the Trading Advisor’s management of the Allocated Assets from that which the Trading Advisor is then using to manage such assets and the Trading Advisor objects (in its reasonable discretion) to using such different trading approach; (C) Series J or the Managing Owner changes the terms of Series J in any material respect (including, without limitation, changes to the fee and liquidity provisions) without the Trading Advisor’s consent, such consent not to be unreasonably withheld; or (D) the Managing Owner chooses a clearing broker that is not acceptable to the Trading Advisor, acting in its commercially reasonable discretion, including, without limitation, a clearing broker that the Trading Advisor objects to which would create additional burdens upon the Trading Advisor’s operational infrastructure. Any limitations, elections or changes proposed by Series J or the Managing Owner that are objected to by the Trading Advisor pursuant to clauses (A) through (D) above shall not take effect until the Trading Advisor has had a reasonable opportunity to review and object to such proposed limitations, elections or changes and, if the Trading Advisor so objects, during the fifteen (15) day notice period required for termination of this Agreement.

(ii) Immediately, at the discretion of the Trading Advisor, in the event: (A) of the receipt by the Trading Advisor of an opinion of independent counsel reasonably satisfactory to the Trading Advisor and Series J that by reason of the Trading Advisor’s activities with respect to Series J it is required to register as an investment adviser under the Investment Advisers Act of 1940 and it is not so registered; (B) that the registration of the Managing Owner as a commodity pool operator under the CE Act or its NFA membership as a commodity pool operator is revoked, suspended, terminated or not renewed; (C) there is an unauthorized assignment of this Agreement by Series J; (D) there is a material breach of this Agreement by Series J or the Managing Owner and after giving written notice to Series J which identifies such breach and such material breach has not been cured within 7 (seven) days following receipt of such notice by Series J; (E) Series J becomes bankrupt or insolvent; (F) Series J or the Managing Owner terminate the Trading Advisor’s power-of-attorney; (G) the Allocated Assets fall below $15 million for thirty (30) days and the Trading Advisor provides Series J with written notice of such occurrence; or (H) the Trading Advisor provides Series J with at least sixty (60) days’ prior written notice of the Trading Advisor’s desire and intention to terminate this Agreement.

(e) Termination and Open Positions. If terminated for any reason by either party, the Trading Advisor will proceed to liquidate all positions on the following business day or days if there are intervening holidays unless notified in writing by Series J that no liquidation of positions is required.

(f) The Trading Advisor shall be solely responsible for converting any foreign currency balances.

(g) Indemnities and Fee Payment Obligations Survive Termination. The fee payment obligations set forth in Section 4 (with respect to periods on or before the date of termination) and the indemnities set forth in Section 9 of this Agreement shall survive any termination hereof.

7.	Position Limits

(a) Compliance with Limits. The Trading Advisor shall not enter into or own, hold, or control any position in any Financial Instrument or control any other Financial Instrument account (either alone or aggregated with the positions of any other person if such aggregation shall be required by any law, rule, regulation or any regulatory or self-regulatory authority having jurisdiction) or render trading advice to any other person or otherwise engage in activity which would cause Series J or the Trading Advisor to be in violation of any applicable position limits (“Limits”), provided that for purposes of this Section 7(a) the Trading Advisor shall not be required to aggregate the positions managed by any other trading advisor for the Managing Owner, Series J or any other series, if any, of the Trust. The Managing Owner represents that the trading engaged in by the other trading advisors for the Managing Owner, Series J or any other series, if any, of the Trust is not required to be aggregated with the Trading Advisor’s trading on behalf of Series J under the CE Act or applicable exchange rules.

(b) Liquidation of Positions to Comply with Limits. If applicable Limits shall be exceeded or are about to be exceeded in any Financial Instrument by the Trading Advisor (either alone or aggregated with the positions of any other person if such aggregation shall be required by any law, rule, regulation or any regulatory or self-regulatory authority having jurisdiction), the Trading Advisor shall promptly take such action as may be necessary to comply with the Limits with respect to the Account or any other accounts under its or their management, to the extent practicable, on a fair and equitable basis.

8.	Representations and Warranties

(a) Representations and Warranties of the Trading Advisor. The Trading Advisor hereby represents and warrants to Series J and the Managing Owner as follows:

(i) The Trading Advisor is duly organized and validly existing under the laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction in which the failure to so qualify could have a materially adverse effect on the Trading Advisor’s ability to perform its obligations under this Agreement.

(ii) The Trading Advisor has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to own its properties (including, but not limited to, its Program) and conduct its business as described in this Agreement and the Disclosure Document.

(iii) The performance of the obligations under this Agreement by the Trading Advisor, its affiliates and personnel will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which the Trading Advisor or its affiliates is a party or by which any such person is bound or to which any of the property (including but not limited to the Program) or assets of any such person is subject, or any order, rule, law, regulation, or other legal requirement applicable to any such person or to the property or assets of any such person.

(iv) The Trading Advisor (A) is currently registered as an investment adviser with the Securities and Exchange Commission (“SEC”) or one or more states, and such registration has not expired or been revoked, suspended, terminated or not renewed, or been materially limited, conditioned, restricted, or qualified in any respect, or (B) is not required to be registered in such capacity or capacities and, if so requested, the Trading Advisor has delivered evidence reasonably sufficient to the Managing Owner that the Trading Advisor is not required to be so registered, as applicable. The Trading Advisor and each principal have all required governmental, regulatory, and self-regulatory licenses, registrations and memberships necessary to carry out its obligations under this Agreement and to act as described in this Agreement.

(v) The Trading Advisor is currently registered as a commodity trading advisor with the CFTC and is a member of the NFA in such capacity, and such registration and membership has not expired or been revoked, suspended, terminated, not renewed, or been materially limited, conditioned, restricted, or qualified in any respect. The Trading Advisor and its affiliates and administrative personnel have all required governmental and regulatory registrations and memberships necessary to carry out their respective obligations under this Agreement and to act as described in this Agreement.

(vi) The information contained in the Trading Advisor’s Disclosure Document attached hereto as Exhibit A and the reports provided to the Managing Owner under this Agreement are true, accurate, and complete in all material respects and do not contain any misleading or untrue statement of a material fact or any omission to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements are made.

(vii) Except as set forth in the Disclosure Document, to the best of its knowledge, there are no actions, suits, proceedings, or investigations pending or threatened against the Trading Advisor or its principals or affiliates, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, any self-regulatory organization, or any exchange which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor. None of the Trading Advisor or any Trading Advisor principal has received any notice of an investigation by the NFA, CFTC or other administrative agency or self-regulatory body (whether United States or foreign) regarding noncompliance by the Trading Advisor or any of the Trading Advisor principals with the CE Act or any other material law relating to the Trading Advisor’s management of the Account as of the date hereof.

(viii) To the best of the Trading Advisor’s knowledge after due inquiry, the Trading Advisor has complied, and will continue to comply in all material respects, with all laws, rules, and regulations having application to its business, properties and assets, including but not limited to the CE

Act and the rules and regulations thereunder to the extent applicable. Without limiting the generality of the foregoing, the Trading Advisor has and will at all times (A), in selecting futures commission merchants, brokers and dealers to effect portfolio transactions for Series J, seek best execution and may take into consideration such factors as the ability of the firm to effect the transactions, their facilities, reliability and financial responsibility and the provision or payment of the costs of research products and services which are of benefit to Series J, the Trading Advisor or related funds and accounts, (B) maintain policies and procedures to ensure that the allocation of opportunities among similarly situated clients is fair and equitable and that any allocation of instruments among clients will be done before, at or promptly after the transaction, and (C) maintain all required written policies and procedures.

The foregoing representations and warranties shall be, except as specifically noted as being made as of the date hereof, continuing during the term of this Agreement and if at any time any event shall occur and be continuing that makes any of the foregoing incomplete or inaccurate in any material respects, the Trading Advisor shall promptly notify the Managing Owner and Series J of the occurrence of such event.

(b) Representations and Warranties of Series J. Series J hereby represents and warrants to the Managing Owner and the Trading Advisor as follows:

(i) Series J is duly organized and validly existing under the laws of its jurisdiction of organization and is qualified to do business in each jurisdiction in which the failure to so qualify would have a materially adverse effect on Series J’s ability to perform its obligations under this Agreement.

(ii) Series J has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to own its properties and conduct its or his business as described in this Agreement and the Memorandum.

(iii) (A) Series J and each holder of Interests that purchased such Interest at any time after December 1, 2008 are and during the term of this Agreement will remain an “accredited investor” as defined in rule 501(a) of Regulation D promulgated under the 1933 Act (an “Accredited Investor”); and (B) the sale and issuance of the Interests is exempt from the registration requirements of the 1933 Act, and neither Series J, the Managing Owner nor their affiliates has taken or will take any action hereafter that would cause the loss of such exemption.

(iv) Series J is and will remain (A) an “eligible contract participant” as defined in Section 1a(12) of the CE Act (an “Eligible Contract Participant”) and (B) a “qualified eligible person” as defined in Rule 4.7 under the CE Act (a “Qualified Eligible Person”).

(v) Series J consents to the Account being an “exempt account” for purposes of Rule 4.7 under the CE Act, and acknowledges that it has not been furnished with a disclosure document prepared in accordance with Rule 4.31 under the CE Act.

(vi) Series J is not an investment company as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) nor is it relying on an exemption from registration under the Investment Company Act set forth in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act.

(vii) The performance of the obligations under this Agreement by Series J will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which Series J is a party or by which Series J is bound or to which any of the property or assets of Series J is subject, or any order, rule, law, regulation, or other legal requirement applicable to Series J or to the property or assets of Series J.

(viii) Series J has all required governmental and regulatory registrations and memberships necessary to carry out its obligations under this Agreement.

(ix) Series J has complied, and will continue to comply, in all material respects with all laws, rules and regulations having application to its business, properties and assets, including relating to the marketing and sales of Interests in Series J, including all suitability standards imposed by any laws applicable to it, and in connection with the offering and sale of the Interests including, without limitation, in relation to anti-money laundering policies and procedures consistent with the U.S. PATRIOT ACT and applicable laws and regulations relating to marketing activities.

(x) Except as set forth in the Memorandum, there are no actions, suits, proceedings, or investigations pending or to Series J’s knowledge threatened against Series J, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, any self-regulatory organization, or any exchange.

(xi) The information contained in the Memorandum, other than information supplied by the Trading Advisor, is true, accurate, and complete in all material respects and does not contain any misleading or untrue statement of a material fact or any omission to state a material fact necessary to make the statements therein not misleading.

(xii) Series J shall cause any agent, associate, affiliate or any third party that is utilized by Series J or the Managing Owner to perform services on its behalf with respect to the Account, to disseminate marketing materials only in connection with the offering and sale of Interests in full compliance with applicable laws and regulations of any applicable jurisdiction.

(xiii) Neither Series J, the Managing Owner nor their affiliates will (A) use or disseminate any Trading Advisor Information in any way which is unlawful, prohibited by any rule or regulation or which is not in compliance with this Agreement, (B) disseminate any Trading Advisor Information in any jurisdiction in which, or to any person or entity to whom, it would be illegal to do so, (C) furnish to any person or entity any information relating to Series J, whether in any marketing or promotional materials, translation, redaction or otherwise that omits any statement contained in the Trading Advisor Information or any information approved by the Trading Advisor for transmittal to investors the absence of which would make the furnished information misleading in any material respect, or (D) without the prior written consent of the Trading Advisor, modify, alter, amend or change the Trading Advisor Information in any fashion except as otherwise provided herein. Series J acknowledges that no person or entity is authorized to make any representations, whether written or oral, concerning Series J or the Trading Advisor that are inconsistent with the Trading Advisor Information.

(xiv) Series J has received a copy of, read, and understands the Agreement and the Disclosure Document and it has such knowledge and experience in financial and business matters that Series J is capable of evaluating the merits and risks involved in investing in the Account and can afford to suffer the complete loss of its investment in the Account. Series J has not relied in connection with this investment upon any representations, warranties, or agreements other than those set forth in this Agreement. Specifically, Series J is not relying on the Trading Advisor or any of its affiliates with respect to any legal or tax advice in connection with its decision to enter into this Agreement and no advice provided by the Trading Advisor or its affiliates has formed a basis for the decision to enter into this Agreement. Series J has independently examined and understands the tax, legal and accounting consequences related to Series J and the Account and the transactions on which the Trading Advisor may engage on behalf of Series J pursuant to the Program, and Series J shall have full responsibility for payment of all taxes due on capital or income held or collected for the Account.

(xv) Series J certifies that the Account was not offered to Series J by means of a general solicitation or any general advertising by the Trading Advisor or any other person acting on its behalf, including, without limitation (A) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or (B) any seminar or meeting to which Series J was invited by any general solicitation or general advertising.

(xvi) The assets of Series J will at no time consist of “plan assets” for purposes of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing incomplete or inaccurate, Series J shall promptly notify the Trading Advisor and the Managing Owner of the occurrence of such event.

(c) Representations and Warranties of the Managing Owner. The Managing Owner hereby represents and warrants to the Trading Advisor and Series J as follows:

(i) The Managing Owner is duly organized and validly existing under the laws of its jurisdiction of organization and is qualified to do business in each jurisdiction in which the failure to so qualify would have a materially adverse effect on Series J’s ability to perform its obligations under this Agreement.

(ii) The Managing Owner has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to own its properties and conduct its business as described in this Agreement and the Memorandum.

(iii) (A) Series J and each holder of Interests that purchased such Interest at any time after December 1, 2008 are and during the term of this Agreement will remain an Accredited Investor and (B) the sale and issuance of the Interests is exempt from the registration requirements of the 1933 Act, and neither Series J, the Managing Owner nor their affiliates has taken or will take any action hereafter that would cause the loss of such exemption.

(iv) Series J is and will remain (A) an Eligible Contract Participant and (B) a Qualified Eligible Person.

(v) The Managing Owner consents to the Account being an “exempt account” for purposes of Rule 4.7 under the CE Act, and acknowledges that neither it nor Series J has been furnished with a disclosure document prepared in accordance with Rule 4.31 under the CE Act.

(vi) Series J is not an investment company as defined in the Investment Company Act nor is it relying on an exemption from registration under the Investment Company Act set forth in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act.

(vii) The Managing Owner shall cause any agent, associate, affiliate or any third party that is utilized by Series J or the Managing Owner to perform services on its behalf with respect to the Account, to disseminate marketing materials only in connection with the offering and sale of Interests in full compliance with applicable laws and regulations of any applicable jurisdiction.

(viii) Neither Series J, the Managing Owner nor their affiliates will (A) use or disseminate Trading Advisor Information in any way which is unlawful, prohibited by any rule or regulation or which is not in compliance with this Agreement, (B) disseminate any Trading Advisor Information in any jurisdiction in which, or to any person or entity to whom, it would be illegal to do so, (C) furnish to any person or entity any information relating to Series J, whether in any marketing or promotional materials, translation, redaction or otherwise that omits any statement contained in the Trading Advisor Information or any information approved by the Trading Advisor for transmittal to investors the absence of which would make the furnished information misleading in any material respect, or (D) without the prior written consent of the Trading Advisor, modify, alter, amend or change the Trading Advisor Information in any fashion except as otherwise provided herein. Series J acknowledges that no person or entity is authorized to make any representations, whether written or oral, concerning Series J or the Trading Advisor that are inconsistent with the Trading Advisor Information.

(ix) The performance of the obligations under this Agreement by the Managing Owner and its affiliates and administrative personnel will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which the Managing Owner is a party or by which it is bound or to which any of the property or assets of the Managing Owner or its affiliates and administrative personnel is subject, or any order, rule, law, regulation, or other legal requirement applicable to any such person or to the property or assets of such person.

(x) The Managing Owner is registered as an investment adviser with the SEC and as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the NFA in such capacity, and such registrations have not expired or been revoked, suspended, terminated or not renewed, or been materially limited, conditioned, restricted, or qualified in any respect. The Managing Owner and each principal have all required governmental, regulatory, and self-regulatory licenses, registrations and memberships necessary to carry out its obligations under this Agreement and to act as described in this Agreement.

(xi) To the best of its knowledge after due inquiry there are no actions, suits, proceedings, or investigations pending or threatened against the Managing Owner or its principals or affiliates, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, any self-regulatory organization, or any exchange.

(xii) To the best of the Managing Owner’s knowledge after due inquiry, the Managing Owner has complied, and will continue to comply, in all material respects with all laws, rules, and regulations having application to its business, properties and assets, including but not limited to the CE Act and the rules and regulations thereunder to the extent applicable and applicable laws, rules and regulations relating to the marketing and sales of Interests in Series J.

(xiii) The Managing Owner has received a copy of, read, and understands the Agreement and the Disclosure Document and it has such knowledge and experience in financial and business matters that The Managing Owner is capable of evaluating the merits and risks involved in investing in the Account and can afford to suffer the complete loss of its investment in the Account. The Managing Owner has not relied in connection with this investment upon any representations, warranties, or agreements other than those set forth in this Agreement. Specifically, The Managing Owner is not relying on the Trading Advisor or any of its affiliates with respect to any legal or tax advice in connection with its decision to enter into this Agreement and no advice provided by the Trading Advisor or its affiliates has formed a basis for the decision to enter into this Agreement. The Managing Owner has independently examined and understands the tax, legal and accounting consequences related to Series J and the Account and the transactions on which the Trading Advisor may engage on behalf of Series J pursuant to the Program.

(xiv) The Managing Owner will operate Series J in all material respects in compliance with all applicable CFTC regulations, including Part 4 thereof.

(xv) The assets of Series J will at no time consist of “plan assets” for purposes of Title I of ERISA, or Section 4975 of the Code.

The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing incomplete or inaccurate, the Managing Owner shall promptly notify the Trading Advisor and Series J of the occurrence of such event.

9.	Indemnification and Limitation of Liability

(a) Limitation of Liability.

(i) The Trading Advisor, its affiliates and their respective directors, officers, shareholders, employees, agents and controlling persons (“Trading Advisor Indemnified Persons”) shall not be liable to Series J or the Managing Owner for any acts or omissions arising out of or in connection with this Agreement, Series J, any investment made or held by Series J, or any other trading advisor for the Managing Owner, Series J or any other series, if any, of the Trust unless such action or inaction constituted bad faith, willful misconduct or gross negligence or a material breach of any representation, warranty, covenant or material term of this Agreement by the Trading Advisor.

(ii) All transactions effected for Series J’s Account by the Trading Advisor shall be for Series J’s account and risk. The Trading Advisor has made and makes no guarantee whatsoever as to the success or profitability of the Trading Advisor’s trading methods and strategies and Series J acknowledges that it has received no guarantee from the Trading Advisor or any of its employees, affiliates or agents and has not entered into this Agreement in consideration of or in reliance upon any such guarantee or similar representation from the Trading Advisor or any of its employees, affiliates or agents.

(iii) Notwithstanding any provision of this Agreement, subject to applicable law, nothing herein shall be construed to imply that the duties and obligations of the Trading Advisor hereunder shall be due to any party other than Series J and neither the Trading Advisor nor any of its affiliates shall have any responsibility or liability whatsoever to any direct or indirect investor in Series J, and nothing in this Agreement, none of the services to be provided pursuant to this Agreement, nor any other matter, shall oblige the Trading Advisor to accept any responsibility or liability to the investors in Series J.

(iv) The Trading Advisor may rely upon and shall be protected in acting or refraining from action upon any instruction from, or document signed by, any officer or director of the Managing Owner, any other authorized person of the Managing Owner or any broker or agent of Managing Owner or any other person reasonably believed by the Trading Advisor to be authorized to give or sign the same whether or not the authority of such person is then effective.

(v) the Managing Owner, its affiliates and their respective directors, officers, shareholders, members, employees, agents and controlling persons (“Managing Owner Indemnified Persons”) shall not be liable to the Trading Advisor, except as otherwise provided in Section 9(d), for any acts or omissions arising out of or in connection with this Agreement unless such action or inaction constituted bad faith, willful misconduct or gross negligence or a material breach of any representation, warranty, covenant or material term of this Agreement.

(b) Indemnification by the Trading Advisor. The Trading Advisor shall indemnify, hold harmless and defend the Managing Owner Indemnified Persons from and against, any loss, liability, claim, demand, damage, cost and expense (including reasonable attorneys’ and accountants’ fees and cost of investigation) (collectively referred to herein as “Liabilities”) arising out of or based upon (i) an act, omission, conduct or activity of the Trading Advisor under this Agreement arising from a material breach of any representation, warranty, covenant or material term of this Agreement by the Trading Advisor, (ii) any acts, omissions or alleged acts or omissions to act due to, bad faith, willful misconduct or gross negligence by the Trading Advisor, or (iii) a misleading or untrue statement of a material fact provided by the Trading Advisor for inclusion in the Memorandum provided to Series J or the Managing Owner or an omission to state therein a material fact necessary to make the statements therein not misleading; provided that such Liabilities were not the result of gross negligence or willful misconduct or a material breach of this Agreement by a Managing Owner Indemnified Person.

(c) Indemnification by Series J. Series J shall indemnify, hold harmless and defend the Trading Advisor Indemnified Persons from and against, any Liabilities arising out of or based upon (i) a material breach of any representation, warranty, covenant or material term of this Agreement by Series J, (ii) a misleading or untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereto, or an omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than (A) any misleading or untrue statement of a material fact provided by the Trading Advisor for inclusion in the Disclosure Document, or (B) any omission by the Trading Advisor to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any act, omission, conduct or activity of any other trading advisor for the Managing Owner, Series J or any other series, if any, of the Trust, or (iv) any violation of applicable law in connection with the marketing, sales, or promotional activities of the Interests; provided that such Liabilities were not the result of gross negligence or willful misconduct or a material breach of this Agreement by a Trading Advisor Indemnified Person.

(d) Indemnification by the Managing Owner. The Managing Owner shall indemnify, hold harmless and defend the Trading Advisor Indemnified Persons from and against, any Liabilities arising out of or based upon (i) a material breach of any representation, warranty, covenant or material term of this Agreement by the Managing Owner, (ii) a misleading or untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereto, or an omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than (A) any misleading or untrue statement of a material fact provided by the Trading Advisor for inclusion in the Memorandum, or (B) any omission by the Trading Advisor to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any act, omission, conduct or activity of any other trading advisor for the Managing Owner, Series J or any other series, if any, of the Trust, or (iv) any violation of applicable law in connection with the marketing, sales, or promotional activities of the Interests; provided that such Liabilities were not the result of gross negligence or willful misconduct or a material breach of this Agreement by a Trading Advisor Indemnified Person.

(e) Procedure for Indemnification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of an action or claim to which either such Section may apply, the indemnified party shall notify the indemnifying party in writing of the commencement of such action or claim if a claim for indemnification in respect of such action or claim may be made against the indemnifying party under either such Section; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party under either such Section (except where such omission shall have materially prejudiced the indemnifying party) or otherwise. In case any such action or claim shall be brought against an indemnified party and the indemnified party shall notify the indemnifying party of the commencement of such action or claim, the indemnifying party shall be entitled to participate in such action or claim and, to the extent that the indemnifying party may desire, to assume the portion of the defense of such action or claim with respect to which the indemnifying party has an indemnification obligation hereunder with counsel selected by the indemnifying party and approved by the indemnified party. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election so to assume the defense of such action or claim, or the applicable portion thereof, the indemnifying party shall not be liable to the indemnified party for any legal, accounting, and other fees and expenses subsequently incurred by the indemnified party in connection with the defense of such action or claim other than reasonable costs of investigation.

(f) Availability of Other Remedies. The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party.

10.	Confidentiality

(a) Proprietary Information. Information including, but not limited to, the Trading Advisor and its affiliates, and their respective owners, principals, directors, officers, employees, representatives or controlling persons’ (“Trading Advisor Parties”) identities and affairs, all information regarding investments of, and investment advice given by the Trading Advisor Parties with respect to, Series J, proprietary or confidential market and/or computerized investment approaches, trading systems or programs, mathematical models, simulated results, simulation software, price or research databases, other research, algorithms, numerical techniques, analytical results, technical data, strategies and methodologies, business methods, trade secrets, internal marketing materials or memoranda, corporate policies, supervisory and risk control techniques and procedures, fee and compensation structures, trader trial programs, investor and contact lists not related to Series J or the Trust, knowledge of facilities and any books and records made available to Series J or the Managing Owner and any other proprietary materials or information (the “Proprietary Information”) is the sole and exclusive property of the Trading Advisor. Except as disclosed in the Memorandum, the Proprietary Information will be kept confidential and will not, without the prior written consent of the Trading Advisor, be disclosed either directly or indirectly by Series J or the Managing Owner or by Series J’s or the Managing Owner’s representatives, direct or indirect beneficial owners, officers, directors or employees (collectively, “Representatives”), in any manner whatsoever, in whole or in part, and will not be used by Series J, the Managing Owner or their Representatives for any purpose whatsoever other than for the purpose of evaluating and monitoring Series J’s trading and performance. Moreover, Series J and the Managing Owner agree to reveal the Proprietary Information only to such of Series J’s and the Managing Owner’s Representatives who need to know the Proprietary Information for the purpose of evaluating Series J’s trading and performance, who are informed by Series J or the Managing Owner of the confidential nature of the Proprietary Information and who agree to treat the Proprietary Information as confidential and proprietary.

(b) Information Not Subject to Confidentiality Obligations. The obligations of the parties in relation to confidentiality will not apply to the extent that any Proprietary Information (i) is required to be disclosed in accordance with any law, rule, regulation or order of any court, arbitration panel, governmental, regulatory or self-regulatory authority or any audit requirement, or (ii) has entered into the public domain other than by a breach of duty on the part of Series J or the Managing Owner.

(c) Equitable Relief. The Managing Owner acknowledges that money damages would not be a sufficient remedy for any breach of Section 10 of this Agreement and that the Trading Advisor may be entitled to equitable relief, including an injunction and specific performance, in addition to all other remedies available at law or equity.

11.	Use of the Tudor Name

The Managing Owner and Series J acknowledge that the names “Tudor Investment Corporation,” “Tudor Tensor,” “Tudor Mercis,” “Tudor” and any derivative, logo, trademark, service mark or trade name associated therewith are the valuable property of the Trading Advisor and its affiliates. The Managing Owner and Series J shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only pursuant to the carrying out their activities under the terms of this Agreement, including marketing Interests in Series J and providing reporting to Members of Series J.

12.	Entire Agreement

This Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties.

13.	Assignment

This Agreement shall not be assigned by any party hereto without the prior express written consent of the other parties.

14.	Amendment; Waiver

This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

15.	Severability

If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

16.	Notices

Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service or facsimile transmission (with electronic confirmation) and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to Series J:

World Monitor Trust III – Series J

c/o Kenmar Preferred Investments Corp.

900 King Street, Suite 100

Rye Brook, New York 10573

Attn: General Counsel

Facsimile: (914) 307-4045

E-mail: legaldept@kenmar.com

with copies to:

Kenmar Preferred Investments Corp.

900 King Street, Suite 100

Rye Brook, New York 10573

Attn: General Counsel

Facsimile: (914) 307-4045

E-mail: legaldept@kenmar.com

and

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Attention: Timothy P. Selby, Esq.

Facsimile: (212) 210-9494

E-mail: timothy.selby@alston.com

If to the Managing Owner:

Kenmar Preferred Investment Corp.

900 King Street, Suite 100

Rye Brook, New York 10573

Attn: General Counsel

Facsimile: (914) 307-4045

E-mail: legaldept@kenmar.com

with a copy to:

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Attention: Timothy P. Selby, Esq.

Facsimile: (212) 210-9494

E-mail: timothy.selby@alston.com

If to the Trading Advisor:

Tudor Investment Corporation

1275 King Street

Greenwich, CT 06831

Attn: Stephen N. Waldman, Esq.

Facsimile: (203) 861-5144

E-mail: swaldman@tudor.com

with copies to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn: David S. Mitchell, Esq.

Facsimile: (212) 859-4000

E-mail: david.mitchell@friedfrank.com

and:

Systems Group Managed Account Notices

Facsimile: 203-552-8780

E-mail: systems-ma-notices@tudor.com

17.	Governing Law

This Agreement shall be governed by and construed in accordance with the law of the State of New York (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

18.	Arbitration

(a) Except as provided in subsection (b) below, the parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute arising out of, relating to or in connection with this Agreement, such dispute shall be resolved exclusively by arbitration to be conducted only in the county and state of New York, New York in accordance with the rules of JAMS/Endispute (“JAMS”) applying the laws of New York (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction) or the United States, as appropriate. Disputes shall not be resolved in any other forum or venue. The parties agree that such arbitration shall be conducted by a retired judge who is experienced in resolving similar disputes, that discovery shall not be permitted except as required by the rules of JAMS, that the arbitration award shall not include factual findings or conclusions of law, and that no punitive special, incidental or consequential damages shall be awarded. The parties understand that their right to appeal or to seek modification of any ruling or award of the arbitrator is severely limited. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction in the county and state of New York, New York or as otherwise provided by law.

(b) Notwithstanding subsection (a) above, the parties agree that in the event of any dispute arising out of, relating to or in connection with a purported breach of Section 10 of this Agreement, such dispute shall be resolved exclusively in the federal and state courts located in the county and state of New York, New York.

19.	Remedies

In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor shall not seek any prejudgment equitable, other than under Section 10, or ancillary relief. The Trading Advisor agrees that its sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement; provided, however, that Series J and the Managing Owner agree that the Trading Advisor may seek declaratory judgment with respect to the indemnification and arbitration provisions of this Agreement. The agreements of indemnity contained herein shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to the Trading Advisor, Series J and the Managing Owner.

20.	Survival

The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

21.	Counterparts

This Agreement may be executed in counterparts (including by electronic means or by facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22.	Headings

Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

23.	No Third Party Beneficiaries

Other than as expressly stated herein, this Agreement is not intended to and shall not convey any rights to persons not a party to this Agreement.

24.	Severability

The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any and all other provisions hereof.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.

WORLD MONITOR TRUST III – SERIES J

By:	Kenmar Preferred Investments Corp.,
its Managing Owner

By:
		Name:	Esther E. Goodman
		Title:	Senior Executive Vice President and Chief Operating Officer

KENMAR PREFERRED INVESTMENTS CORP.

By:
	Name:	Esther E. Goodman
	Title:	Senior Executive Vice President and Chief Operating Officer

TUDOR INVESTMENT CORPORATION

By:
Name:
Title:

EXHIBIT A

Disclosure Document